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                          FIRST NATIONAL BANK OF OMAHA
                                   LETTERHEAD


March 7, 2000


Mr. William Rasmussen
Transgenomic Inc.
5600 S. 42 St
Omaha, NE 68107

Dear Bill:

First National Bank of Omaha officially waives Transgenomic's non-compliance with the following covenants as defined in the Loan Agreement September 17, 1997, which has been amended from time to time, effective as of the company's fiscal year end of December 31, 1999:

1.   Maintain no less than $8,250,000 of Tangible Net Worth;

2.   Maintain a maximum Debt to Tangible Net Worth of not more than 1.2:1.0.

3.   Maintain a minimum Working Capital of $4,250,000.

4. Restrict the purchase or lease of fixed assets to an amount that does not exceed the depreciation taken in the company's fiscal year.

This waiver is based on the draft copy of the Audit showing a Tangible Net Worth of $6,868,980; Debt to Tangible Net Worth of 1.47:1.0; Working Capital of $3,493,881; and fixed asset purchases of $1,894,093 and depreciation of $1,364,246.


Sincerely,


/s/ Mark McMillan
Mark McMillan
Vice President